EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Amendment Number 2 of Form SB-2 under the Securities Act of 1933, of our report dated February 11, 2000, on the financial statements of Tech Electro Industries, Inc. as of and for the years ended December 31, 1999 and 1998 and of our report dated November 11, 1999 on the financial statement of AlphaNet Hospitality Systems, Inc. as of September 30, 1999 and December 31, 1998 and the nine months ended September 30, 1999 and the year ended December 31, 1998 accompanying the financial statements contained in Form SB-2, and to use our name and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.





                                                     KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
January 23, 2001






























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